UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011
Alleghany Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     At the 2011 Annual Meeting of Stockholders of Alleghany Corporation (“Alleghany”) held on April 29, 2011: (i) three directors were elected to serve for three-year terms on the Board of Directors of Alleghany, (ii) the selection of KPMG LLP as Alleghany’s independent registered public accounting firm for the year 2011 was ratified, (iii) an advisory vote on Alleghany executive compensation was approved, and (iv) an advisory vote on the frequency of future stockholder advisory votes on Alleghany executive compensation to be held every year was approved. Set forth below are the voting results for these proposals:

				Broker
	For	Against	Abstain	Non-Votes
(i) Election of Directors

(a) Rex D. Adams	7,079,319	121,589	1,471	536,582

(b) Weston M. Hicks	7,146,932	43,251	12,196	536,582

(c) Jefferson W. Kirby	7,188,161	12,978	1,240	536,582

(ii) Ratification of the selection of KPMG LLP as Alleghany’s independent registered public accounting firm for the year 2011	7,681,418	39,136	18,407	N/A

(iii) Advisory vote on Alleghany’s executive compensation	7,071,040	81,345	49,994	536,582

					Broker
	One Year	Two Years	Three Years	Abstain	Non-Votes
(iv) Advisory vote on the frequency of future stockholder advisory votes on Alleghany executive compensation	6,732,603	30,143	389,865	49,768	536,582

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2011	ALLEGHANY CORPORATION
	By:	/s/ Roger B. Gorham
		Name:	Roger B. Gorham
		Title:	Senior Vice President and chief financial officer

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